Second Quarter 2003 Earnings Teleconference

Forward-Looking Statements This presentation may contain forward-looking statements. You can identify these statements by the fact that they do not strictly relate to historical or current facts. We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. Our actual results may differ from those expressed or implied by our forward-looking statements as a result of legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, our access to capital and the results of our financing and refinancing efforts, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the SEC. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Opening Remarks Joel Staff Chairman & Chief Executive Officer

State of the Company Unacceptable earnings performance Wholesale business model inconsistent with market environment Retail business providing cash flow vital for repositioning the company Planning and accountability processes require fundamental redesign Excessive leverage and liquidity constraints impact operational execution On-going investigations and litigation drain resources Quality, committed team with strong retail franchise and many generating assets strategically positioned for recovery

Actions To-Date Implemented key leadership changes Enhanced corporate governance processes Improved capital structure Focused on resolution of major legal and regulatory issues Launched fundamental review of wholesale business Developed comprehensive cost reduction plan

Cost Reduction Plan Scope: Non-plant operations/maintenance and general/administrative expenses Results: $140 million of annualized savings Elimination of over 600 positions Substantially implemented by year-end 2003 savings substantially offset by one-time costs of approximately $15 million Identified several key business processes for cross functional redesign

Near-term Priorities Execute cost reduction plan Complete review of wholesale business model Redesign planning and accountability processes Make operational excellence a priority Resolve major legal and regulatory issues Further strengthen balance sheet Expand liquidity / ability to hedge Evaluate Texas Genco option and alternatives

# Retail Energy Second Quarter Highlights

- Residential customer gains out-of-territory exceeded modest losses in-territory
- Dramatic gas price increase
  - High cost of goods sold
  - Second price-to-beat filed (approved 7/25)
  - Hedged for remainder of year
- Continued to grow Solutions (large C&I) business
  - Picked up 1% market share (to ~35%) in ERCOT while holding margins relatively constant
  - Launched New Jersey market, with ~25% share of switched customer load (as of 8/1)
- Increased ERCOT load-related fees under review



Residential
Number of Customers (millions)
1.6
1.5
1.4
1.3
Total ERCOT
In-territory
In-territory 6/30/03 market share: ~ 87%
Jan-02
Feb-02
Mar-02
Apr-02
May-02
Jun-02
Jul-02
Aug-02
Sep-02
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03



Business Services
Annualized Volume (millions MWh)
16
14
12
10
Total ERCOT
In-territory
In-territory 6/30/03 market share: ~ 60%
Jan-02
Feb-02
Mar-02
Apr-02
May-02
Jun-02
Jul-02
Aug-02
Sep-02
Oct-02
Nov-02
Dec-02
Jan-03
Feb-03
Mar-03
Apr-03
May-03
Jun-03

7

Entered second quarter with 1,400 MW open coal and 8,900 MW open gas Open coal benefited from high natural gas prices Open gas negatively impacted by low spark spreads Excess capacity Cool weather (East) Substantially reduced legacy trading position Wholesale Energy Second Quarter Highlights 2003 2002 2003 2002 1 10.3 heat rate; 7x24 PJM West power prices and estimated coal prices 2 14.6 heat rate; 5x16 on-peak PJM and Tetco zone 6 non-NY prices 3 10.5 heat rate; 6x16 on-peak SP-15 and SoCal prices

Financial Review Mark M. Jacobs Chief Financial Officer

Second Quarter Results $202 31 1 $234 Retail energy Wholesale energy Other operations Total reported EBIT 2002 2003 $101 (20) (9) $72 $ Millions, except $ per share 0.42 (Loss) income from continuing operations Other notable items: Previously recognized C&I mark-to-market in prior periods (No. EITF 02-03) California-related reserves 2002 development write-off (0.09) (0.03) -- -- (0.03) (0.07) (0.06)

Retail Energy Second Quarter EBIT 1Q02 EBIT 4Q02 EBIT* Clawback 3Q02 202 214 115 101 23.15 235 202 152 126 115 101 235 12 62 26 11 14 89 Gross margin O&M / D&A / other Sales, marketing, and G&A Previously recognized Solutions MTM 2Q02 EBIT 2Q03 EBIT 2002 MTM of Solutions * Pro forma EBIT includes adjustments to report the contracted C&I business on an accrual basis. Prior to 2003, a substantial portion of our contracted C&I business was marked to market through earnings. MTM resulted in a significant portion of the profit on C&I sales contracts being recognized upon execution rather than delivery. Beginning in 2003, we no longer mark to market in earnings the related contracts. During the second quarter of 2002, our retail energy segment recognized $12 million of previously unrealized losses related to such contracts. During the second quarter of 2003, volumes were delivered under these contracts in which $14 million was previously recognized in earnings in prior periods. As of June 30, 2003, our retail energy segment has unrealized gains that have been previously recorded in our results of operations of $62 million that will be realized when the electricity is delivered to our customers ($35 million in the remainder of 2003 and $27 million in 2004 and beyond). 2Q02 pro forma EBIT* 2Q03 pro forma EBIT* (outlook) $ Millions Revised estimates for electric sales & supply costs related to prior periods, ($37 million) ERCOT load-related fees, ($27 million) Net change in margin - increased revenue rate offset primarily by higher energy costs, ($12 million) ERCOT generation facilities, $14 million

Wholesale Energy Second Quarter EBIT 1Q02 EBIT 4Q02 EBIT* Clawback 3Q02 31 -20 23.15 235 31 61 45 -6 -13 -13 235 30 27 43 22 -24 -17 -7 89 23 -6 Asset gross margin G&A O&M Other 2Q02 EBIT 2Q03 EBIT 2002 California- related reserves 2002 GPU contract expiration, $22 million Trading margin * * 2Q03 trading margins include legacy earnings of $12 million and MTM hedge earnings of $(4) million $ Millions 2002 development write-off

Wholesale Energy Second Quarter Asset Gross Margin West Mid-Atlantic Mid-Cont NY SE Other** Total gross margin 2Q02 4 116 65 120 7 -7 305 2Q03 37 78 62 95 7 5 284 Mid-Continent Mid-Atlantic Total asset gross margin Other New York 2Q 2002 2Q 2003 West Southeast $ Millions

Retail Energy 2003 Adjusted EBIT Outlook Factors Affecting Change in Earnings Outlook Additional price-to-beat revenue $110 Effect of higher energy prices on cost of goods sold ($40) Increase in ERCOT load-related fees ($33) Revised estimates for electric sales and supply costs related to prior periods ($37) Impact $ Millions Retail energy adjusted EBIT outlook*: $650 * Excludes accrual for payment to CenterPoint Energy (clawback) of $47 million and includes gains recorded in prior periods that will be realized/collected in 2003 (impact of transitioning from mark-to-market to accrual accounting (EITF No. 02-03)) of $66 million

Wholesale Energy 2003 Adjusted EBIT Outlook $ Millions Mild weather to-date (50) Reduced expectations of commercialization opportunities (100) Desert Basin reclass to discontinued operations (25) Elimination of Liberty gross margin (25) * Excludes reversal of California-related reserves of $75 million Wholesale energy adjusted EBIT outlook*: ($100) Factors Affecting Change in Earnings Outlook Impact Adjusted EBIT outlook includes: Financial gas loss $80 Legacy trading gains (18) Mild weather to-date 50 Liberty impact 17 NY open fuel 13 Pittsburgh move 16 Severance/other 22 Total $180

2003 Outlook Excludes (a) accrual for payment to CenterPoint Energy (clawback), (b) reversal of California-related reserves, (c) European energy and Desert Basin discontinued operations, and (d) cumulative effect of accounting changes; includes gains recorded in prior periods that will be realized/collected in 2003 (impact of transitioning from mark-to-market to accrual accounting (EITF No. 02-03)) Represents earnings from continuing operations before depreciation and amortization, interest expense, interest income, interest income/expense - affiliated companies, net and income taxes EBITDAR is EBITDA plus REMA operating lease expense. EBITDAR is not adjusted for other operating lease expenses Net of approximately $80 million of capitalized interest (included in capex) . Includes approximately $80 million of deferred financing fee amortization, of which $35 million relates primarily to the acceleration of future amortization per the July capital markets issuances. Also includes increased interest expense of approximately $30 million associated with the June and July capital markets issuances and interest rate cap hedge ineffectiveness of $10 million. Includes approximately $25 million net tax refunds, $55 million interest accrual on secured and convertible notes, and $80 million amortization of deferred financing fees Includes approximately $165 million of forecasted operating cash flow trapped at the Orion subsidiary level to retire bank debt 6 1 4 2 2003 adjusted earnings outlook 1: $0.10 per share 5 $ Millions 3

Capital Expenditures and Cashflow Outlook Operating Cash Flow Clawback Includes approximately $80 million and $36 million of capitalized interest in 2003 and 2004, respectively Includes approximately $165 million of forecasted operating cash flow trapped at the Orion subsidiary level to retire bank debt 2003 2004 $480 60 $230 200 $710 260 $175 $600 2 Wholesale Construction Other Annual Total Capital Expenditures RRI expects to have positive free cash flow * in 2004 1 1 $ Millions * Free cash flow is operating cash flow less capital expenditures and clawback

Capital Structure Strategy $ Millions at 6/30/03; excludes European energy discontinued operations Match capital structure to business characteristics Simplify capital structure RRI Holdco debt: $300 Sr. priority revolver $-- $-- $-- $2,100 Sec. Revolver 1 Collateral postings 203 -- 203 Other 617 -- 617 Sec. bank term loans 3,833 (1,056) 2,777 Sec. notes -- 1,100 1,100 Convertible sr. sub 225 50 275 Subsidiary net debt 2: Orion Midwest / New York 3 1,228 -- 1,228 Orion Power Holdings 3 470 -- 470 Other subsidiaries 4 1,741 -- 1,741 6/30/03 July Issuances Excludes $749 million of drawn L/Cs, of which $305 million is posted to back the Seward tax-exempt floating rate bonds Debt shown is reduced by restricted cash and cash collateral of $157 million at OPMW/OPNY, $33 million at Liberty, and $13 million at Channelview Includes purchase accounting write-up Includes off-balance sheet financings as depicted on page 22 Total amount available for debt repayment if Texas Genco is not purchased As Adjusted ~ $4.0 billion of bank debt to be refinanced or repaid from: $875 pending asset sales 5 $266 convertible proceeds 5 Expected capital market issuances and/or Free cash flow generation

Secured Notes Satisfy Amortization Targets 5/2004 $0.5 billion ~ $30 million zero 5/2005 $1.0 billion $35 - 45 million 2.0% 5/2006 $2.0 billion $40 - 60 million 2.0% $0.5 billion Remainder due in 03/2007 ? ? ? Soft Amortization (these targets only create economic penalties, not defaults) Hard Amortization Cumulative Pay-down Fees Warrants If Cumulative Target Not Met: Date

Domestic Collateral Requirements (Based on commodity prices as of June 30, 2003) Actual collateral postings $456 L/Cs $207 Cash Potential additional collateral posting requirements $493 Additional available liquidity of $937 million: Undrawn revolver capacity Certain unrestricted cash $ Millions

Fixed Income Slides Rex Clevenger Senior Vice President, Finance

Reliant Resources, Inc. 6/30 July Issuances As Adjusted $300 Sr. priority revolver -- -- -- $2,100 Sec. revolver Collateral postings $203 -- $203 Other $617 -- $617 Sec. bank term loans $3,833 ($1,056) $2,777 Sec. Notes -- $1,100 $1,100 Convertible sr. sub $225 $50 $275 Summary Debt Structure $ Millions at 6/30/03; excludes European energy and Desert Basin discontinued operations Orion MidWest Debt $1,021 2 Restricted cash ($72) 3 Orion NY Debt $364 2 Restricted cash ($81) 3 Cash collateral ($4) Liberty Debt $264 Restricted cash ($33) Single Plant Project Financings Channelview $376 Chan. rest. cash ($13) El Dorado (off-B/S) $69 Other Merchant Plants 4 Seward Tax-exempt debt $300 (backed by RRI L/C) REMA ($166) consolidated cash and cash equivalents ($203) collateral and margin deposits ($266) "as adjusted" restricted cash from convertible proceeds ($650) escrow for TX Genco option and ($225) remaining proceeds from European energy and Desert Basin pending sales 1 REMA (principal) Lease $578 (off-B/S) RERH (Retail Energy) Retail Rec. Facility $200 (off-B/S) Orion Power Holdings (OPH) Debt $470 2 RES (Trading & Marketing) REPG (Power Generation) Hard cash traps at 6/30/03 Assumes net European Energy proceeds of $588 at 6/30/03 exchange rates, after retirement of EU 600 bank facility Includes purchase accounting write-up Includes pro rata share of Orion Power Capital cash Includes California, Bighorn NV, Indian River and Osceola FL, Aurora and Shelby IL, Hunterstown PA, and Choctaw MS Debt equivalents

2003 Fixed Income Coverage Ratio Outlook Excludes (a) accrual for payment to CenterPoint Energy (clawback), (b) reversal of California-related reserves, (c) European energy and Desert Basin discontinued operations, and (d) cumulative effect of accounting changes; includes gains recorded in prior periods that will be realized/collected in 2003 (impact of transitioning from mark-to-market to accrual accounting (EITF No. 02-03)) Net of approximately $80 million of capitalized interest (included in capex) . Includes approximately $80 million of deferred financing fee amortization, of which $35 million relates primarily to the acceleration of future amortization per the July capital markets issuances. Also includes increased interest expense of approximately $30 million associated with the June and July capital markets issuances and interest rate cap hedge ineffectiveness of $10 million. Includes approximately $25 million net tax refunds, $55 million interest accrual on secured and convertible notes, and $80 million amortization of deferred financing fees Includes approximately $165 million of forecasted operating cash flow trapped at the Orion subsidiary level to retire bank debt Pro forma for July capital markets issuances and pending sales of Desert Basin and European energy 1 1 $ Millions 2 3 4 2 5

0.6 0.2 1.2 3.7 0.0 0.0 0.0 1.3 1.5 Debt Maturities RRI secured corporate bank debt Orion Power Holdings notes Orion Power NY & MW REMA lease - principal portion (off-B/S) Other Secured notes $1.1 billion secured notes replaced RRI corporate bank debt Convertible senior subordinate Includes $0.2 billion Retail receivables facility and $0.3 billion related to non- recourse Liberty financing $ Billions at 6/30/03; excludes European energy and Desert Basin discontinued operations

Appendix

2003 EBITDA and EBIT Outlook Reconciliation $ Millions

2003 Earnings Reconciliation Includes loss on sales and discontinued operations of Europe and Desert Basin 1 1 $ Millions

2003 EPS from Continuing Operations Outlook Reconciliation $ per diluted share

Retail Energy Operational Data * Based on metered locations GWh sales data: Residential Small commercial Large commercial, industrial and institutional Subtotal Texas generating units Total End of period number of customers* (000's): Residential Small commercial Large commercial, industrial and institutional Total 6,428 3,196 7,014 16,638 1,411 18,049 1,505 206 29 1,740 2Q03 2Q02 5,321 2,110 6,883 14,314 426 14,740 1,440 213 18 1,671

Wholesale U.S. Generation Portfolio West 3 Operating 4,642 Construction 541 Total 5,183 Texas Operating 805 Option (2004) 14,175 Mid-Atlantic 2 Operating 4,795 Construction 1,120 Total 5,915 Orion New York Operating 2,952 Total capacity 19,083 MW 1 as of 6/30/03 (Operating and under contract) Total capacity under construction 2,461 MW Dispatch Type (% of 19,083 MWs) Fuel Type (% of 19,083 MWs) Coal 23 NG 39 Dual 31 Hydro 4 Oil 3 Baseload 32 Intermediate 36 Peaking 32 Base Load 32% Intermediate 36% Peaking 32% Gas 39% Hydro 4% Oil 3% Coal 23% Dual 31% Mid-Continent Operating 4,484 1 Excludes Texas generation because Retail Energy reports Texas financial results Includes Liberty Includes Desert Basin Southeast Operating 1,106 Construction 800 Under contract 1,104 Total 3,010

# Long-term Contracts

Power Sales Commitments

| Asset | Heading | Start date | Term | End date | Capacity | Contracted capacity 2003 | 2004 | 2005 | 2006 |
|---|---|---|---|---|---|---|---|---|---|
| Mid-Continent | | | | | | | | | |
| Aurora | | | | | | | | | |
| • Aurora | Capacity | 6/1/01 | 3 years | 2004 | 873 | 100 | 100 | – | – |
| • Aurora | Capacity (Reg) | 5/1/02 | 2 years (May - Oct) | 2003 | 873 | 70 | – | – | – |
| • Aurora | Capacity | 5/15/03 | 5 years | 2008 | 873 | 600 | 600 | 600 | 600 |
| • Aurora | Capacity | 11/1/02 | 2 years | 2004 | 873 | 65 | 65 | – | – |
| Shelby | | | | | | | | | |
| • Shelby | Capacity | 10/1/01 | 2 years | 2003 | 344 | 100 | – | – | – |
| • Shelby | Capacity | 6/1/02 | 2 years (Jun - Aug) | 2004 | 344 | 150 | 150 | – | – |
| Orion (Midwest) | Full requirements | 4/28/00 | 3 years | 2004 | 2,861 | 1,700 | 1,700 | – | – |
| | | | | | | 2,785 | 2,615 | 600 | 600 |
| Mid-Atlantic | | | | | | | | | |
| Liberty | Energy/capacity/other | 5/22/02 | 14 years | 2016 | 550 | 530 | – | – | – |
| REMA | Energy/capacity, ancillaries | 8/1/03 | 10 months | 2004 | | 700 | 700 | – | – |
| REMA | Energy/capacity, ancillaries | 2/1/02 | 35 months | 2004 | | 45 | 45 | – | – |
| | | | | | | 1,275 | 745 | – | – |
| New York | | | | | | | | | |
| Carr Street | Energy/capacity/other | 11/19/98 | 5 years | 2003 | 101 | 101 | – | – | |
| NY Hydro | Energy/capacity/other | 10/1/01 | 3 years | 2004 | 672 | 650 | 650 | – | – |
| | | | | | | 751 | 650 | – | – |
| Florida | | | | | | | | | |
| Indian River | Capacity | 10/1/99 | 5 years | 2005 | 587 | 578 | 500 | 300 | – |
| Osceola | Capacity | 12/1/01 | 5 years | 2006 | 464 | 306 | 306 | 306 | 306 |
| Shady Hills* | Capacity | 4/1/02 | 5 years | 2007 | 474 | 474 | 474 | 474 | 474 |
| | | | | | | 1,358 | 1,280 | 1,080 | 780 |
| West | | | | | | | | | |
| West | Capacity | 4/1/02 | 5 years (Apr - Sep) | 2006 | | 100 | 100 | 100 | 100 |
| West | Energy | 7/1/02 | 2 years (Jul - Sep) | 2003 | | 81 | – | - | – |
| | | | | | | 181 | 100 | 100 | 100 |
| Texas | | | | | | | | | |
| Channelview | Capacity | 8/1/01 | 15 years | 2016 | 781 | 293 | 293 | 293 | 293 |
| TOTAL | | | | | | 6,643 | 5,683 | 2,073 | 1,773 |

* Contracted capacity

31

# Mid-Continent Asset Summary

| Unit Name | Location | Pricing Point | Summer/Winter Average Capacity MW | Fuel Type | Heat Rate MMBtu/MWh | Q2 generation volume* MWh 2003 | Q2 generation volume* MWh 2002 |
|---|---|---|---|---|---|---|---|
| *Base Load* | | | | | | | |
| Avon Lake 7 & 9 | Ohio | PJM West | 692 | Coal | 10.5 | 755,748 | 1,092,067 |
| Cheswick 1 | Pennsylvania | PJM West | 566 | Coal | 9.4 | 857,468 | 390,942 |
| Elrama 1-4 | Pennsylvania | PJM West | 487 | Coal | 11.7 | 377,766 | 581,120 |
| New Castle 3-5 | Pennsylvania | PJM West | 333 | Coal | 10.3 | 234,046 | 410,485 |
| Niles 1-2 | Ohio | PJM West | 216 | Coal | 10.1 | 328,013 | 249,020 |
| | | | 2,294 | | | 2,553,041 | 2,723,634 |
| *Intermediate* | | | | | | | |
| Brunot Island CCGT | Pennsylvania | PJM West | 301 | Gas | 8.5 | 1,234 | 18,923 |
| *Peaking* | | | | | | | |
| Aurora 1-10 | Illinois | MAIN | 912 | Gas | 10.7 | 17,475 | 40,719 |
| Avon Lake 10 | Ohio | PJM West | 29 | No. 2 | 14 | 338 | 134 |
| Brunot Island 1A-1C | Pennsylvania | PJM West | 66 | No. 2 | 14.1 | 524 | 140 |
| Ceredo 1-6 | West Virginia | Cinergy | 475 | Gas | 12.2 | 1,831 | 5,409 |
| New Castle A-B | Pennsylvania | PJM West | 6 | Gas | 11.6 | 22 | 14 |
| Niles A | Ohio | PJM West | 30 | Gas | 14.2 | – | 25 |
| Shelby 1-8 | Illinois | MAIN | 371 | Gas | 10.3 | 1,970 | 27,639 |
| | | | 1,889 | | | 22,610 | 74,080 |
| Mid-Continent Total | | | 4,484 | | | | |

- *Full requirements POLR contract with Duquesne through December 2004*
- *Aurora under contract through 2008*
- *Shelby County partially contracted through 2004*

* Represents generation of assets only and not third party sales volume as reported in the 10-Q

32

# Mid-Atlantic Asset Summary

Reliant Resources

| Unit Name | Location | Pricing Point | Summer/Winter Average Capacity (MW) | Fuel Type | Heat Rate (MMBtu/MWh) | Q2 generation volume* MWh 2003 | Q2 generation volume* MWh 2002 |
|---|---|---|---|---|---|---|---|
| *Base Load* | | | | | | | |
| Conemaugh 1-2 | Pennsylvania | PJM West | 280 | Coal | 9.6 | 528,675 | 564,048 |
| Deep Creek 1-2 | Maryland | PJM West | 19 | Hydro | N/A | 13,744 | 10,169 |
| Keystone 1-2 | Pennsylvania | PJM West | 282 | Coal | 9.6 | 501,922 | 495,693 |
| Piney Station 1-3 | Pennsylvania | PJM West | 28 | Hydro | N/A | 22,562 | 331,147 |
| Portland 2 | Pennsylvania | PJM West | 243 | Coal | 9.9 | 84,901 | 266,437 |
| Seward 1 | Pennsylvania | PJM West | 325 | Coal | 9.7 | COD 3Q '04 | |
| Seward 5 | Pennsylvania | PJM West | 136 | Coal | 10.5 | 130,861 | 189,892 |
| Shawville1-4 | Pennsylvania | PJM West | 608 | Coal | 10.2 | 623,449 | 617,150 |
| | | | 1,921 | | | 1,906,114 | 2,474,536 |
| *Intermediate* | | | | | | | |
| Gilbert CCGT | New Jersey | PJM West | 336 | Gas/No. 2 | 10.4 | 17,968 | 45,902 |
| Gilbert 9 | New Jersey | PJM West | 168 | Gas/No. 2 | 11.1 | 5,484 | 5,278 |
| Hunterstown CCGT | Pennsylvania | PJM West | 795 | Gas | 7.7 | COD Jul '03 | |
| Portland 1 | Pennsylvania | PJM West | 157 | Coal | 10.6 | 165,206 | 188,584 |
| Portland 5 | Pennsylvania | PJM West | 144 | Gas/No. 2 | 11.9 | 9,623 | 10,975 |
| Sayreville 4-5 | New Jersey | PJM West | 232 | Gas/No. 6 | 12.5 | 9,164 | 18,115 |
| Seward 4 | Pennsylvania | PJM West | 61 | Coal | 14.6 | 6,153 | 29,631 |
| Titus 1-3 | Pennsylvania | PJM West | 246 | Coal | 11.1 | 238,184 | 304,113 |
| | | | 2,139 | | | 451,782 | 602,598 |

* Represents generation of assets only and not third party sales volume as reported in the 10-Q

33

# Mid-Atlantic Asset Summary (*continued*)

| Unit Name | Location | Pricing Point | Summer/Winter Average Capacity (MW) | Fuel Type | Heat Rate (MMBtu/MWh) | Q2 generation volume* MWh | |
|---|---|---|---|---|---|---|---|
| | | | | | | 2003 | 2002 |
| *Peaking* | | | | | | | |
| Blossburg 1 | Pennsylvania | PJM West | 23 | Gas | 14.4 | – | 1,149 |
| Gilbert 1-4 | New Jersey | PJM West | 111 | Gas/No.2 | 16.8 | 59 | 39 |
| Glen Gardner 1-8 | New Jersey | PJM West | 184 | Gas/No.2 | 15 | 367 | 1,875 |
| Hamilton 1 | Pennsylvania | PJM West | 23 | No.2 | 15.4 | 793 | 488 |
| Hunterstown 1-3 | Pennsylvania | PJM West | 71 | Gas/No.2 | 16.7 | 1,552 | 2,161 |
| Mountain 1-2 | Pennsylvania | PJM West | 47 | Gas/No.2 | 15.8 | 798 | 4,172 |
| Orrtanna 1 | Pennsylvania | PJM West | 23 | No.2 | 15.3 | 747 | 266 |
| Portland 3-4 | Pennsylvania | PJM West | 40 | Gas/No.2 | 15.4 | 282 | 253 |
| Sayreville 1-4 | New Jersey | PJM West | 264 | Gas/No.2 | 18.5 | 786 | 605 |
| Shawnee 1 | Pennsylvania | PJM West | 23 | No.2 | 15.7 | 112 | 163 |
| Shawville 5-7 | Pennsylvania | PJM West | 6 | No.2 | 17.1 | 0 | 7 |
| Tolna 1-2 | Pennsylvania | PJM West | 47 | No.2 | 15.3 | 1,964 | 1,020 |
| Titus 4-5 | Pennsylvania | PJM West | 35 | Gas/No.2 | 17.1 | 52 | 49 |
| Warren 3 | Pennsylvania | PJM West | 68 | Gas/No.2 | 15.9 | 661 | 4,923 |
| Wayne 1 | Pennsylvania | PJM West | 66 | No.2 | 17.2 | – | 890 |
| Werner 1-4 | New Jersey | PJM West | 252 | No.2 | 17.4 | 705 | 1,318 |
| Keystone 3-6 | Pennsylvania | PJM West | 2 | No.2 | 17.1 | 79 | 176 |
| Conemaugh A-D | Pennsylvania | PJM West | 2 | No.2 | 17.1 | 10 | 21 |
| | | | 1,287 | | | 8,967 | 19,575 |
| Mid-Atlantic Total | | | 5,347 | *(Excludes Liberty of 568 MW)* | | | |

* Represents generation of assets only and not third party sales volume as reported in the 10-Q

34

New York Asset Summary Unit Name Location Pricing Point Summer/Winter Average Capacity (MW) Fuel Type Heat Rate (MMBtu/MWh) Q2 generation volume* MWh Q2 generation volume* MWh 2003 2002 Base Load Hydro plants New York NYPP A,C,E 672 Hydro N/A 1,021,383 1,027,616 Intermediate Astoria 3-5 New York City NYPP J 1,102 Gas/No. 6 10.3 659,503 887,275 Carr Street CCGT New York NYPP C 101 Gas 8.1 7,755 12,958 1,203 667,258 900,233 Peaking Astoria 2 New York City NYPP J 175 Gas 12.8 15,888 6,496 Gowanus 1-4 New York City NYPP J 597 Gas/No. 2 18.5 12,507 23,545 Narrows 1-2 New York City NYPP J 305 Gas/No. 2 18.5 22,150 42,410 1,077 50,545 72,451 New York Total 2,952 Hydro plants under contract through September 2004 Carr Street under contract through November 2003 * Represents generation of assets only and not third party sales volume as reported in the 10-Q

Southeast Asset Summary Unit Name Location Pricing Point Summer/Winter Average Capacity (MW) Fuel Type Heat Rate (MMBtu/MWh) Q2 generation volume* MWh Q2 generation volume* MWh Q2 generation volume* MWh Q2 generation volume* MWh 2003 2003 2002 2002 Intermediate Indian River 1-3 Florida FRCC 587 Gas/No. 6 11.0 374,537 374,537 333,964 333,964 587 Peaking Choctaw Mississippi TVA, Entergy 800 Gas 7.3 COD July 03 COD July 03 COD July 03 COD July 03 Osceola 1-3 Florida FRCC 465 Gas/No. 2 10.9 95,538 95,538 135,434 135,434 Shady Hills Florida FRCC 474 Gas/No. 2 10.8 197,435 197,435 282,261 282,261 Vandolah Florida FRCC 630 Gas/No. 2 10.8 87,656 87,656 87,656 894 2,369 380,629 380,629 418,589 418,589 Florida Total Base Load Sabine Southeast Total Texas Entergy 2,956 54 3,010 Gas 10.0 Equity investment Equity investment Equity investment Indian River under contract through 2005 Two of Osceola's three units under contract through 2006 Shady Hills under contract through 2007 * Represents generation of assets only and not third party sales volume as reported in the 10-Q

West Asset Summary Unit Name Location Pricing Point Summer/Winter Average Capacity (MW) Fuel Type Heat Rate (MMBtu/MWh) Q2 generation volume* MWh Q2 generation volume* MWh 2003 2002 Base Load (CCGT) Bighorn 1-2 Southern Nevada Mead 430 Gas 7.2 COD 4Q '03 COD 4Q '03 El Dorado 1 Southern Nevada Mead/SP-15 235 Gas 7.1 564,758 433,894 665 Intermediate Bighorn 3 Southern Nevada 111 Gas 10.1 COD 4Q '03 COD 4Q '03 Coolwater 1-2 Southern California SP-15 146 Gas/No. 2 10.5 - 26,862 Coolwater 3-4 Southern California SP-15 512 Gas 9.9 236,230 288,368 Etiwanda 3-4 Southern California SP-15 640 Gas 10.0 21,136 89,495 Mandalay 1-2 Southern California SP-15 430 Gas 9.7 98,017 255,356 Ormond Beach 1-2 Southern California SP-15 1,525 Gas 9.6 156,330 545,747 3,364 511,713 1,205,828 Peaking Ellwood 1 Southern California SP-15 54 Gas 13.2 811 1,924 Etiwanda 5 Southern California SP-15 118 Gas 15.7 1,583 6,534 Mandalay 3 Southern California SP-15 130 Gas 16.0 540 1,120 302 2,934 9,578 West Total 4,331 (Excludes Etiwanda 1-2 (264 MW) and Desert Basin (588 MW)) * Represents generation of assets only and not third party sales volume as reported in the 10-Q

Debt Equivalents Summary Excludes (a) accrual for payment to CenterPoint Energy (clawback), (b) reversal of California-related reserves, (c) European energy and Desert Basin discontinued operations, and (d) cumulative effect of accounting changes (EPS impact only); includes gains recorded in prior periods that will be realized/ collected in 2003 (impact of transitioning from mark-to-market to accrual accounting (EITF No. 02-03)) Adjusted to give effect to the issuances and use of net proceeds for the July capital markets issuances Includes $588 million from European energy and $287 million from Desert Basin Includes $166 million unrestricted cash, $203 million collateral and margin deposits, and $266 million pro forma restricted cash from convertible proceeds Includes purchase accounting write-up Restricted cash and cash collateral 4 5 $ Millions at 6/30/03; excludes European energy and Desert Basin discontinued operations 1 2 2 2 5 6 3 6 6 6 2 1

Interest Rate Swaps as of 6/30/03 $ Millions

Credit/Debt Facilities as of 6/30/03 $ Millions

Credit/Debt Facilities as of 6/30/03 (cont.) $ Millions